Exhibit (n)(1)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue
Suite 400 East	Suite 500
Washington, D.C. 20007-5208	Miami, Florida 33131-2803
(202) 965-8100	(305) 371-2600
Fax: (202) 965-8104	Fax: (305) 372-9928

175 Powder Forest Drive
Suite 301
Simsbury, CT 06089-9658
(860) 392-5000
Fax: (860) 392-5058

April 22, 2009

First Great-West Life & Annuity Insurance Company

50 Main Street

White Plains, New York 10606

Re.:	COLI VUL-4 Series Account of First Great-West Life & Annuity Insurance Company
Post-Effective Amendment No. 3 to Registration Statement on Form N-6
File Nos. 333-146241 and 811-22102

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com